Exhibit 99.1

Suite 3000 John Hancock Center 875 North Michigan Avenue Chigago, IL 60611

phone 312-255-5000 fax 312-2555-6000
News Release	www.diamondconsultants.com
FOR IMMEDIATE RELEASE
Contact:
David Moon
312-255-4560
david.moon@diamondconsultants.com
DIAMOND REPORTS FIRST QUARTER FISCAL YEAR 2009 RESULTS
Expects Second Quarter Net Revenue to Increase up to 4%
CHICAGO, August 7, 2008—Diamond Management & Technology Consultants, Inc. (Nasdaq: DTPI), a premier global management and technology consulting firm, today announced results for its first quarter of fiscal year 2009 (ended June 30, 2008).
Financial Review
Net revenue for the first quarter ended June 30, 2008 was $38.8 million, compared with $42.4 million in the prior quarter, and $47.9 million for the same period in the prior fiscal year.
“We’re pleased to report first quarter results ahead of expectations, especially given the current market environment. In addition, we have visibility into an improving second quarter,” said Adam Gutstein, President and CEO of Diamond. “Our clients recognize that the economic environment continues to be a challenging one, and as such are focused on projects that improve their cost structure and help them deliver products and services more efficiently. Many of our clients also see the downturn as an opportunity to differentiate themselves, and that creates opportunities for Diamond.”
The Company reported a loss from continuing operations before income taxes of $1.0 million in the first quarter, compared with income from continuing operations before income taxes of $1.0 million in the prior quarter and $6.4 million reported in the first quarter of the prior fiscal year. Income from continuing operations after income taxes was $0.7 million, including the reversal of a $1.5 million international tax valuation allowance. This compares with income from continuing operations after income taxes of $0.6 million in the prior quarter and $4.0 million in the same period last year. The Company reported diluted earnings per share from continuing operations of $0.03, including the reversal of the international tax valuation allowance which provided a benefit of $0.05 per diluted share, compared with $0.02 per diluted share in the prior quarter and $0.12 per diluted share in the same period last year. Diluted weighted average shares

Diamond Reports First Quarter Fiscal Year 2009 Results
outstanding decreased to 27.3 million shares from 29.3 million in the prior quarter and 33.0 million in the year-ago period.
As disclosed last quarter, the Company will provide Adjusted EBITDA data as supplemental information to help investors evaluate our business performance. The Company defines Adjusted EBITDA as income from continuing operations before interest, taxes, depreciation, amortization and stock-based compensation expense. The Company believes Adjusted EBITDA is a useful indicator of the Company’s financial and operational performance and its ability to generate cash flows from operations that are available for share repurchases and capital expenditures. Adjusted EBITDA was $3.0 million in the first quarter of fiscal year 2009.
Free cash flow (cash flow used in operating activities less capital expenditures) in the first quarter of fiscal year 2008 was negative $3.2 million, compared with $1.2 million in the prior quarter and $0.4 million in the year-ago period. The Company ended the first quarter with cash and cash equivalents of $48.1 million and no borrowings.
Share Repurchase
During the first quarter, the Company repurchased approximately 1.0 million shares at an average price of $5.25 for a total payout of $5.4 million. As of June 30, 2008, the remaining stock repurchase authorization outstanding was over $34 million.
Business Metrics
The Company served 69 clients during the first quarter of fiscal year 2008, compared with 63 clients served in both the fourth quarter of fiscal year 2008 and the first quarter last year. The Company added 24 new clients, compared to 14 new clients in the fourth quarter and 12 clients in the year-ago period. The top five clients represented 34% of revenue during the first quarter of fiscal year 2008 compared to 39% in the fourth quarter and 37% in the year-ago period.
The Company ended the first quarter with 469 client-serving professionals, compared with 510 in the fourth quarter and 496 in the year-ago period. Chargeability was 59% in the first quarter of fiscal year 2008, compared with 60% in the prior quarter and 65% in the year-ago period. Annualized net revenue per professional was $317 thousand, compared with $332 thousand in the fourth quarter and $382 thousand in the year-ago period. Annualized voluntary attrition was 25% in the first quarter, compared with 19% in the first quarter last year.
Revenue by industry practice in the first quarter was: Financial Services: 28%; Insurance: 22%; Healthcare: 21%; Enterprise: 21%; Telecom: 4%; and Public Sector: 4%.
Business Outlook
Second Quarter 2009
The Company expects second quarter net revenue to be flat to up 4% over the June quarter, pretax income of $1.0 to $1.75 million, Adjusted EBITDA in the range of $5.0 to $6.0 million and GAAP EPS to be in the range of $0.00 to $0.02 per diluted share. The Company expects its reported tax expense to be in a range of $1.0 million to $1.25 million and its weighted average share count to be approximately 27 million shares. Free cash flow is expected to be $4.0 million to $6.0 million.

Diamond Reports First Quarter Fiscal Year 2009 Results
Conference Call
Diamond will host a conference call today, August 7, 2008 at 8:00 am CT to discuss the results of the quarter. The dial-in number for the conference call is 800-926-4481 for North American callers and 212-231-2900 for international callers. The replay will be available until August 14, 2008 and can be accessed by calling 402-977-9140, then entering passcode number 21386776. The call will be broadcast live and archived on Diamond’s web site at www.diamondconsultants.com.
About Diamond
Diamond is a management and technology consulting firm. Recognizing that information and technology shape market dynamics, Diamond’s small teams of experts work across functional and organizational boundaries to improve growth and profitability. Since the greatest value in a strategy, and its highest risk, resides in its implementation, Diamond also provides proven execution capabilities. We deliver three critical elements to every project: fact-based objectivity, spirited collaboration, and sustainable results. Diamond is headquartered in Chicago, with offices in New York, Washington, D.C., Hartford, London and Mumbai. Diamond is publicly traded on the Nasdaq Global Select Market under the symbol “DTPI.” To learn more, visit www.diamondconsultants.com.
Forward-Looking Statements
Statements in this press release that do not involve strictly historical or factual matters are forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. Forward-looking statements involve estimates, projections, assumptions, risks and uncertainties and speak only as of the date of this release based on information available to the Company as of the date of this release, and the Company assumes no obligation to update any forward-looking statements. Actual results may differ materially from the results projected in any forward-looking statement. For a discussion of some of the risks and uncertainties that could cause actual results to differ materially, please refer to the risks and uncertainties identified in our filings with the SEC.
Non-GAAP Financial Measures
This press release includes non-GAAP financial measures.  For a description of these non-GAAP financial measures, including the reasons management believes the non-GAAP measures are useful to investors, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), please see the section entitled “Unaudited Reconciliations of GAAP to Non-GAAP Financial Measures.”

Diamond Reports First Quarter Fiscal Year 2009 Results
DIAMOND MANAGEMENT & TECHNOLOGY CONSULTANTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months
	Ended June 30,
	2008	2007
	(Unaudited)	(Unaudited)
REVENUE:
Net revenue	$38,813	$47,940
Reimbursable expenses	4,752	5,991

Total revenue	43,565	53,931

PROJECT PERSONNEL EXPENSES:
Project personnel costs before reimbursable expenses	30,410	32,743
Reimbursable expenses	4,752	5,991

Total project personnel expenses	35,162	38,734

GROSS MARGIN	8,403	15,197

OTHER OPERATING EXPENSES:
Professional development and recruiting	2,277	2,390
Marketing and sales	642	673
Management and administrative support	6,687	6,682

Total other operating expenses	9,606	9,745

INCOME (LOSS) FROM OPERATIONS	(1,203)	5,452

OTHER INCOME, NET	154	963

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(1,049)	6,415

INCOME TAX EXPENSE (BENEFIT)	(1,769)	2,462

INCOME FROM CONTINUING OPERATIONS AFTER INCOME TAXES	720	3,953

DISCONTINUED OPERATIONS:
Income from discontinued operations, net of income taxes	—	273

NET INCOME	$720	$4,226

BASIC INCOME PER SHARE OF COMMON STOCK:
INCOME FROM CONTINUING OPERATIONS	$0.03	$0.13
INCOME FROM DISCONTINUED OPERATIONS	—	0.01

NET INCOME	$0.03	$0.14

DILUTED INCOME PER SHARE OF COMMON STOCK:
INCOME FROM CONTINUING OPERATIONS	$0.03	$0.12
INCOME FROM DISCONTINUED OPERATIONS	—	0.01

NET INCOME	$0.03	$0.13

SHARES USED IN COMPUTING BASIC INCOME PER SHARE	26,967	31,188

SHARES USED IN COMPUTING DILUTED INCOME PER SHARE	27,335	33,025
The following amounts of stock-based compensation expense (“SBC”) are included in each of the respective expense categories reported above:

	For the Three Months
	Ended June 30,
	2008	2007
	(Unaudited)	(Unaudited)
Project personnel costs before reimbursable expenses	$2,990	$3,800
Professional development and recruiting	26	29
Marketing and sales	78	110
Management and administrative support	616	801

Total SBC	$3,710	$4,740

Diamond Reports First Quarter Fiscal Year 2009 Results
DIAMOND MANAGEMENT & TECHNOLOGY CONSULTANTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	March 31,
	2008	2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$48,119	$53,267
Accounts receivable, net of allowance of $648 and $695 as of June 30, and March 31, 2008, respectively	13,746	13,215
Income taxes receivable	278	256
Deferred tax asset — current portion	1,236	1,236
Prepaid expenses and other current assets	3,348	3,246

Total current assets	66,727	71,220

Restricted cash	4,067	7,338
Computers, equipment, leasehold improvements and software, net	4,466	4,572
Deferred tax asset — long-term portion	8,170	7,710
Other assets	1,356	1,555

Total assets	$84,786	$92,395

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,241	$2,416
Share repurchase payable	531	—
Accrued compensation	—	4,648
Deferred revenue	891	1,092
Other accrued liabilities	8,204	7,532

Total current liabilities	10,867	15,688

Restructuring accrual — long-term portion	63	119
Net tax indemnification obligation	315	450
Accrued income tax liabilities — long-term portion	1,286	1,286

Total liabilities	12,531	17,543

Stockholders’ equity:
Common stock, 26,543 and 27,088 shares issued and outstanding as of June 30, and March 31, 2008, respectively	499,106	502,431
Accumulated other comprehensive loss	(2,740)	(2,748)
Accumulated deficit	(424,111)	(424,831)

Total stockholders’ equity	72,255	74,852

Total liabilities and stockholders’ equity	$84,786	$92,395

Diamond Reports First Quarter Fiscal Year 2009 Results
DIAMOND MANAGEMENT & TECHNOLOGY CONSULTANTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (1)
(In thousands)

	For the Three Months
	Ended June 30,
	2008	2007
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$720	$4,226
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	451	359
Stock-based compensation	3,710	4,740
Deferred income taxes	(460)	108
Excess tax benefits from employee stock plans	(14)	(1,068)
Changes in assets and liabilities:
Accounts receivable	(539)	(2,053)
Prepaid expenses and other	(108)	(684)
Accounts payable	(1,148)	34
Accrued compensation	(4,648)	(6,740)
Restructuring accrual	(55)	(55)
Income taxes payable	(1,434)	1,331
Other assets and liabilities	768	476

Net cash provided by (used in) operating activities	(2,757)	674

Cash flows from investing activities:
Decrease (increase) in restricted cash	3,114	(41)
Capital expenditures, net	(486)	(299)
Other assets	—	44

Net cash provided by (used in) investing activities	2,628	(296)

Cash flows from financing activities:
Stock option and employee stock purchase plan proceeds	566	2,336
Payment of employee withholding taxes from equity transactions	(801)	(1,877)
Excess tax benefits from employee stock plans	14	1,068
Purchase of treasury stock	(4,864)	(14,511)

Net cash used in financing activities	(5,085)	(12,984)

Effect of exchange rate changes on cash	66	180

Net decrease in cash and cash equivalents	(5,148)	(12,426)
Cash and cash equivalents at beginning of period	53,267	84,125

Cash and cash equivalents at end of period	$48,119	$71,699

Non-cash financing activities:
Treasury stock repurchase obligation	$531	$—

(1)	The Condensed Consolidated Statements of Cash Flows is prepared on a combined basis and the reported results include both continuing and discontinued operations for the three month period ended June 30, 2007.

Diamond Reports First Quarter Fiscal Year 2009 Results
DIAMOND MANAGEMENT & TECHNOLOGY CONSULTANTS, INC.
UNAUDITED RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands)
RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS AFTER INCOME TAXES TO ADJUSTED EBITDA (1):

	For the Three Months
	Ended June 30,
	2008	2007
	(Unaudited)	(Unaudited)
Income from continuing operations after income taxes	$720	$3,953
Depreciation expense	451	359
Stock-based compensation expense	3,710	4,740
Interest income, net	(154)	(963)
Income tax expense (benefit)	(1,769)	2,462

Adjusted EBITDA	$2,958	$10,551

(1) Adjusted EBITDA, defined as income from continuing operations before interest, taxes, depreciation, amortization and stock-based compensation expense, is not a measure of financial performance under U.S. generally accepted accounting principles (GAAP). Management believes Adjusted EBITDA is a useful indicator of the Company’s financial and operating performance and its ability to generate cash flows from operations that are available for share repurchases and capital expenditures. Investors should recognize that Adjusted EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.
RECONCILIATION OF CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW (2):

	For the Three Months
	Ended June 30,
	2008	2007
	(Unaudited)	(Unaudited)
Net cash provided by (used in) operating activities	$(2,757)	$674
Capital expenditures	(486)	(299)

Free cash flow	$(3,243)	$375

(2) Free cash flow, defined as net cash provided by (used in) operating activities less capital expenditures, is a non-GAAP term. Management believes that by providing more visibility on free cash flow and reconciling to net cash provided by (used in) operating activities, the Company provides a consistent metric from which the quality of its business may be monitored. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.